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EXHIBIT 16


                                     ARTHUR
                                    ANDERSEN

                            ARTHUR ANDERSEN & CO, SC


                                                            ____________________
                                                            Arthur Andersen LLP

                                                            ____________________
                                                            1345 Avenue of the
                                                            Americas New York
                                                            NY 10105


December 17,1996



Chief Accountant
Securities and Exchange Commission
Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Chief Accountant:

We have read Item 4 included in the attached Form 8-K dated December 13,1996 of PW Preferred Yield Fund II, L.P.(Commission File Number 0-22300) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


By:  /s/ Arthur Andersen, LLP